UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2023

IF BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IROQ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Walter H. Hasselbring.  On May 24, 2023, the Board of Directors of IF Bancorp, Inc. (the “Company”) and the Board of Directors of Iroquois Federal Savings and Loan Association (the “Bank”), the wholly owned subsidiary of the Company, each renewed their respective Employment Agreements (“Employment Agreements”) with Walter H. Hasselbring, III, the Chief Executive Officer and President of the Bank and the Company.  This renewal will become effective on July 7, 2023, with the term of the Employment Agreements thereafter continuing until July 7, 2026.  There were no material changes to the terms and conditions of the Employment Agreements.
Renewal of Change in Control Agreements.  On May 24, 2023, the Board of Directors of the Bank also renewed for an additional year the executive change in control agreements (“Change in Control Agreements”) for Pamela J. Verkler, Senior Executive Vice President and Chief Financial Officer and Thomas J. Chamberlain, Senior Executive Vice President, so that the term, as renewed, shall be July 7, 2023, through July 7, 2025.  There were no material changes to the terms and conditions of the change in control agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.
DATE: May 24, 2023	By:	/s/ Walter H. Hasselbring, III
Walter H. Hasselbring, III
President and Chief Executive Officer